Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ACNB Corporation

Gettysburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (Registration No. 333-171840) filed with the SEC on January, 24, 2011 and on Form S-8 (Registration No. 333-185881) filed with the SEC on January 4, 2013 of ACNB Corporation of our report dated March 15, 2013, relating to the consolidated financial statements of ACNB Corporation, which appear in this Form 10-K.

/s/ParenteBeard LLC

ParenteBeard LLC

Reading, Pennsylvania
March 7, 2014